Exhibit 99.1

CONTACT:	Rex Clevenger;
Senior Vice President and Chief Financial Officer
Universal Hospital Services, Inc.
(952) 893-3254

UHS RESCHEDULES FOURTH QUARTER AND FULL YEAR 2006 EARNINGS CALL

EDINA, Minn.--(BUSINESS WIRE)— March 19, 2007 --Universal Hospital Services, Inc., has rescheduled its conference call to discuss 2006 fourth quarter and full year results to Tuesday, March 20, 2007, at 3:00 p.m. Eastern Time ( 2:00 p.m. Central Time ).

To participate, call (888) 765-9682 and advise the operator you would like to participate in the UHS 4th Quarter Call with Gary Blackford. A taped replay of this call will be available from 3:00 p.m. Eastern Time on March 20 through 3:00 a.m. Eastern Time on March 27 by calling (800) 633-8284; enter reservation #21333080.

About Universal Hospital Services, Inc.

Universal Hospital Services, Inc. is a leading medical equipment lifecycle services company. UHS offers comprehensive solutions that maximize utilization, increase productivity and support optimal patient care resulting in capital and operational efficiencies. UHS currently operates through more than 75 offices, serving customers in all 50 states and the District of Columbia.

Universal Hospital Services, Inc.
7700 France Avenue S #275
Edina, MN 55435
952-893-3200
www.uhs.com
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